Exhibit 99.1

Independence Realty Trust Announces Fourth Quarter and Full Year 2019 Financial Results

Introduces Full Year 2020 Guidance Metrics

PHILADELPHIA – (BUSINESS WIRE) – February 12, 2020 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2019 financial results.

Fourth Quarter Highlights

•	Net income allocable to common shares of $23.8 million for the quarter ended December 31, 2019 as compared to $14.6 million for the quarter ended December 31, 2018.

•	Earnings per diluted share of $0.26 for the quarter ended December 31, 2019, as compared to $0.16 for the quarter ended December 31, 2018.

•	Same store net operating income (“NOI”) growth of 9.6% for the quarter ended December 31, 2019 compared to the quarter ended December 31, 2018.

•

Core Funds from Operations (“CFFO”) of $18.6 million for the quarter ended December 31, 2019 as compared to $16.6 million for the quarter ended December 31, 2018. CFFO per share was $0.20 for the fourth quarter of 2019 as compared to $0.19 for the fourth quarter of 2018.

•	Adjusted EBITDA of $27.4 million for the quarter ended December 31, 2019 as compared to $25.7 million for the quarter ended December 31, 2018.

Full Year Highlights:

•	Since the inception of our value add program, IRT has completed renovations in 2,715 units, achieving a weighted average return on investment of 18.5% on interior renovations.

•	Net income allocable to common shares of $45.9 million for the twelve months ended December 31, 2019 as compared to $26.3 million for the twelve months ended December 31, 2018.

•	Earnings per diluted share of $0.51 for the twelve months ended December 31, 2019 as compared to $0.30 for the twelve months ended December 31, 2018.

•	Same store net operating income (“NOI”) growth of 7.7% for the year ended December 31, 2019 compared to December 31, 2018.

•

Core Funds from Operations (“CFFO”) of $68.5 million for the twelve months ended December 31, 2019 as compared to $65.1 million for the twelve months ended December 31, 2018. CFFO per share was $0.76 for the full year 2019 as compared to $0.74 for the full year 2018.

•	Adjusted EBITDA of $103.2 million for the twelve months ended December 31, 2019 as compared to $97.1 million for the twelve months ended December 31, 2018.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary

“IRT’s strong 2019 performance is a testament to the substantial value add opportunity within our existing portfolio,” said Scott Schaeffer, IRT’s Chairman and CEO. “We are pleased to report same store NOI growth of 7.7% for the full year, boosted by fourth quarter NOI growth of 9.6%. Our momentum continues to build as more renovated units come online at higher rental rates. In addition to our strong performance, we are also pleased to report that we delivered on our goal to cover our dividend on an AFFO basis as of year-end. As we move into 2020, we will remain steadfast in our strategy to own and operate multifamily apartment communities in non-gateway markets, invest in organic growth through our value-add initiative, and opportunistically recycle capital.”

Same Store Property Operating Results

	Fourth Quarter 2019 Compared to Fourth Quarter 2018(1)	Full Year 2019 Compared to Full Year 2018(1)
Rental and other property revenue	6.3% increase	5.7% increase
Property operating expenses	1.2% increase	2.7% increase
Net operating income (“NOI”)	9.6% increase	7.7% increase
Portfolio average occupancy	60 bps increase to 92.6%	10 bps decrease to 93.2%
Portfolio average rental rate	4.6% increase to $1,082	5.1% increase to $1,064
NOI Margin	190 bps increase to 63.5%	120bps increase to 61.4%

(1)	Same store portfolio for the three and twelve months ended December 31, 2019 includes 49 properties, which represent 13,397 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 12 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three and twelve months ended December 31, 2019.

	Fourth Quarter 2019 Compared to Fourth Quarter 2018(1)	Full Year 2019 Compared to Full Year 2018(1)
Rental and other property revenue	3.8% increase	3.9% increase
Property operating expenses	3.0% decrease	1.7% increase
Net operating income (“NOI”)	8.2% increase	5.4% increase
Portfolio average occupancy	No change – 93.7%	10 bps decrease 94.3%
Portfolio average rental rate	3.2% increase to $1,074	3.5% increase to $1,060
NOI Margin	250 bps increase to 63.4%	90 bps increase to 61.0%

(1)	Same store portfolio, excluding value add, for the three and twelve months ended December 31, 2019 includes 37 properties, which represent 9,448 units.

Capital Recycling

Acquisitions:

•	On October 1, 2019, IRT acquired a 318-unit community in Raleigh, NC for $52.9 million. At the time of acquisition, the community was 96.2% occupied with average rent per unit of $1,113.
•

On February 11, 2020, IRT acquired a 251-unit community in Dallas, TX for $51.2 million. This is a newly constructed community within close proximity of one of our existing communities. At the time of acquisition, the community was in lease up with average rent per unit of $1,553.

Dispositions:

•	On December 17, 2019, IRT sold a 300-unit community in Austin, TX for $56.0 million and recognized a gain of $20.7 million upon sale.

At-the-Market Offering

During the fourth quarter of 2019, IRT issued 168,700 shares of common stock under its at-the-market sales program at a weighted average per share price of $14.61, yielding net proceeds of approximately $2.4 million. During the twelve months ended December 31, 2019, IRT issued 1,717,291 shares of common stock under its at-the-market sales program at a weighted average per share price of $12.82, yielding net proceeds of approximately $21.3 million.

Capital Expenditures

For the three months ended December 31, 2019, recurring capital expenditures for the total portfolio were $1.7 million, or $108 per unit. For the twelve months ended December 31, 2019 recurring capital expenditures for the total portfolio were $8.0 million, or $507 per unit.

Distributions

On December 16, 2019, IRT’s Board of Directors declared a quarterly cash dividend for the fourth quarter of 2019 of $0.18 per share of IRT common stock, payable on January 24, 2020 to stockholders of record at the close of business on December 26, 2019.

2020 EPS and CFFO Guidance

IRT is introducing 2020 full year guidance. EPS per diluted share is projected to be in the range of $0.08 to $0.11. CFFO per share, a non-GAAP financial measure, is projected to be in the range of $0.79 to $0.82. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share, is included below. Also, included below are the primary assumptions underlying these estimates. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2020 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.08	$0.11
Adjustments:
Depreciation and amortization	0.64	0.64
Share based compensation	0.05	0.05
Amortization of deferred financing fees	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.79	$0.82

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2020 EPS and CFFO per share could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the following key assumptions for our 2020 performance.

(2)	Per share guidance is based on 92.0 million weighted average shares and units outstanding.

Same Store Communities	2020 Outlook
Number of properties/units	54 properties / 14,748 units
Property revenue growth	4.0% to 6.0%
Controllable property operating expense growth	3.0% to 5.0%
Real estate tax and insurance expense increase	6.0% to 8.0%
Total real estate operating expense growth	4.25% to 6.25%
Property NOI growth	4.0% to 5.5%

Corporate Expenses (excluding share based compensation)
General and administrative expenses	$10.0 to $11.0 million

Transaction/Investment Volume (1)
Acquisition volume	$50.0 to $100.0 million
Disposition volume	$0.0 to $100.0 million

Capital Expenditures
Recurring	$7.5 to $8.5 million
Value add & non-recurring	$29.0 to $36.0 million

(1)

We continue to evaluate our portfolio for capital recycling opportunities. Transaction volumes presented are not incorporated into the EPS and CFFO guidance above, except for the February 11, 2020 Dallas, TX acquisition. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA.  Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 13, 2020 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 3780999. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 20, 2020 by dialing 1.855.859.2056, access code 3780999.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation. More information may be found on the Company’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents or that could lead to declines in rent; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2020 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of or For the Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Selected Financial Information:
Operating Statistics:
Net income allocable to common shares	$23,784	$4,863	$14,709	$2,540	$14,580
Earnings (loss) per share -- diluted	$0.26	$0.05	$0.16	$0.03	$0.16
Rental and other property revenue	$51,250	$51,057	$50,848	$49,465	$49,718
Total property operating expenses	$19,064	$20,546	$20,072	$19,886	$19,450
Net operating income	$32,186	$30,511	$30,776	$29,579	$30,268
NOI margin	62.8%	59.8%	60.5%	59.8%	60.9%
Adjusted EBITDA	$27,427	$25,739	$25,284	$24,734	$25,653
CORE FFO per share	$0.20	$0.19	$0.19	$0.18	$0.19
Dividends per share	$0.18	$0.18	$0.18	$0.18	$0.18
CORE FFO payout ratio	90.0%	94.7%	94.7%	100.0%	94.7%
Portfolio Data:
Total gross assets	$1,841,738	$1,821,173	$1,817,207	$1,807,955	$1,798,736
Total number of properties	57	57	58	58	58
Total units	15,554	15,536	15,734	15,880	15,880
Period end occupancy	92.5%	92.8%	94.0%	93.9%	92.5%
Total portfolio average occupancy	92.5%	93.5%	94.4%	92.9%	92.3%
Total portfolio average effective monthly rent, per unit	$1,088	$1,084	$1,058	$1,042	$1,035
Same store period end occupancy (a)	92.9%	93.0%	93.8%	93.6%	92.0%
Same store portfolio average occupancy (a)	92.6%	93.4%	94.1%	92.5%	92.0%
Same store portfolio average effective monthly rent, per unit (a)	$1,082	$1,078	$1,057	$1,039	$1,034
Capitalization:
Total debt	$985,572	$979,330	$989,499	$990,920	$985,488
Common share price, period end	$14.08	$14.31	$11.57	$10.79	$9.18
Market equity capitalization	$1,294,545	$1,313,311	$1,050,712	$978,825	$826,802
Total market capitalization	$2,280,117	$2,292,641	$2,040,211	$1,969,745	$1,812,290
Total debt/total gross assets	53.5%	53.8%	54.5%	54.8%	54.8%
Net debt to adjusted EBITDA (proforma) (b)	8.9x	9.0x	9.2x	9.2x	9.2x
Interest coverage	2.8x	2.6x	2.6x	2.5x	2.6x
Common shares and OP Units:
Shares outstanding	91,070,637	90,894,656	89,932,418	89,834,793	89,184,443
OP units outstanding	871,491	881,107	881,107	881,107	881,107
Common shares and OP units outstanding	91,942,128	91,775,763	90,813,525	90,715,900	90,065,550
Weighted average common shares and units	91,526,726	90,908,646	90,394,212	89,870,556	89,532,373

(a)	Same store portfolio consists of 49 properties, which represent 13,397 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of capital recycling activities including paydown of associated indebtedness. Actual net debt to Adjusted EBITDA for the five quarters ended December 31, 2019 was 8.9x, 9.4x, 9.7x, 9.9x, and 9.5x, respectively.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Funds From Operations (FFO):
Net Income (loss)	$24,020	$14,729	$46,354	$26,610
Adjustments:
Real estate depreciation and amortization	14,175	11,577	52,482	45,067
Net (gains) losses on sale of assets	(22,862)	(11,561)	(42,628)	(11,561)
Funds From Operations	$15,333	$14,745	$56,208	$60,116
FFO per share--diluted	$0.17	$0.16	$0.62	$0.68
Core Funds From Operations (CFFO):
Funds From Operations	$15,333	$14,745	$56,208	$60,116
Adjustments:
Stock compensation expense	717	558	3,116	2,524
Amortization of deferred financing costs	370	352	1,423	1,430
Other depreciation and amortization	38	54	333	154
Other expense (income)	-	-	-	(52)
Debt extinguishment costs included in net gains (losses) on sale of assets	2,184	911	7,417	911
Core Funds From Operations	$18,642	$16,620	$68,497	$65,083
CFFO per share--diluted	$0.20	$0.19	$0.76	$0.74
Weighted-average shares and units outstanding	91,526,726	89,532,373	90,680,212	88,289,110

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$27,482	$26,418	$26,102	$25,250	$25,086
Non same-store net operating income	4,704	4,093	4,674	4,329	5,182
Property management income	178	242	108	75	91
Property management expenses	(1,950)	(1,901)	(2,062)	(1,813)	(2,027)
General and administrative expenses	(2,987)	(3,113)	(3,538)	(3,107)	(2,633)
Depreciation and amortization expense	(14,213)	(13,434)	(12,721)	(12,447)	(11,631)
Casualty related costs	-	-	-	-	(46)
Interest expense	(9,873)	(9,783)	(9,849)	(9,721)	(9,943)
Net gains (losses) on sale of assets	20,679	2,390	12,142	-	10,650
Debt extinguishment costs included in net gains (losses) on sale of assets	-	-	-	-	-
Net income (loss)	$24,020	$4,912	$14,856	$2,566	$14,729
(a)	Same store portfolio includes 49 properties, which represent 13,397 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net income (loss)	$24,020	$4,912	$14,856	$2,566	$14,729
Add-Back (Deduct):
Depreciation and amortization	14,213	13,434	12,721	12,447	11,631
Interest expense	9,873	9,783	9,849	9,721	9,943
Net (gains) losses on sale of assets	(20,679)	(2,390)	(12,142)	—	(10,650)
Adjusted EBITDA	$27,427	$25,739	$25,284	$24,734	$25,653

INTEREST COST:
Interest expense	$9,873	$9,783	$9,849	$9,721	$9,943

INTEREST COVERAGE:	2.8x	2.6x	2.6x	2.5x	2.6x

	Three Months Ended		Twelve Months Ended
ADJUSTED EBITDA:	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss)	$24,020	$14,729	$46,354	$26,610
Add-Back (Deduct):
Depreciation and amortization	14,213	11,631	52,815	45,221
Interest expense	9,873	9,943	39,226	36,006
Other (income) expense	—	—	—	(52)
Net (gains) losses on sale of assets	(20,679)	(10,650)	(35,211)	(10,650)
Adjusted EBITDA	$27,427	$25,653	$103,184	$97,135

INTEREST COST:
Interest expense	$9,873	$9,943	$39,226	$36,006

INTEREST COVERAGE:	2.8x	2.6x	2.6x	2.7x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  IRT believes average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses. EBITDA and Adjusted EBITDA are each non-GAAP measures.  IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, and other non-cash or non-operating gains or losses related to items such as debt extinguishment costs from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

			As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Total debt	$985,572	$979,330	$989,499	$990,920	$985,488
Less: cash and cash equivalents	(9,888)	(6,587)	(11,060)	(9,030)	(9,316)
Total net debt	$975,684	$972,743	$978,439	$981,890	$976,172

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, IRT’s NOI may not be comparable to other REITs. IRT believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. IRT uses NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of IRT’s financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

			As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Total assets	$1,664,106	$1,653,017	$1,655,747	$1,655,849	$1,659,336
Plus: Accumulated Depreciation	158,435	148,924	141,965	132,448	120,202
Plus: Accumulated Amortization	19,197	19,232	19,495	19,658	19,198
Total gross assets	$1,841,738	$1,821,173	$1,817,207	$1,807,955	$1,798,736